UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2005

Encore Capital Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

8875 Aero Drive, Suite 200
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

        The information disclosed under Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On July 5, 2005, the Company announced the appointment of Ron Eckhardt to fill its newly created position of Executive Vice President and General Manager, effective July 5, 2005. He will be responsible for all facets of the Company’s traditional debt collection business, from portfolio acquisitions through the collection process. Mr. Eckhardt will report directly to J. Brandon Black, the Company’s President and Chief Operating Officer, and will serve at the discretion of the Board of Directors.

        Mr. Eckhardt, age 61, was formerly with Hewlett Packard Consulting & Integration where he was the Vice President and General Manager of the Software Services Division from 1998 to 2004.  He was with Hewlett Packard for over 20 years and served in various management roles throughout his tenure:  Operations Manager for Test Management & Measurement Systems from 1996 to 1998, Director of Marketing for Integrated Systems Divisions from 1988 to 1999, and General Motors Program Manager from 1984 to 1987.  Mr. Eckhardt received his Bachelors of Science in I.E./Management Science Operations, Research/Computer Science from Northwestern University and his Masters in Science in Computer Science & Digital Systems from the University of Santa Clara.

        Although Mr. Eckhardt and the Company have not entered into a formal employment agreement, Mr. Eckhardt will receive an annual base salary of $250,000 as compensation for his service as Executive Vice President and General Manager, plus eligibility to receive an annual cash bonus with a target amount of 50% of his base salary. The actual bonus payable will be determined by the Compensation Committee in its discretion, based upon Company and individual performance relative to objectives agreed to in advance. In addition, the Company entered into a severance agreement with Mr. Eckhardt. In the event the Company terminates his employment without “cause,” as defined in the severance agreement, after four full months of service, the Company is required to make a severance payment to Mr. Eckhardt in an amount not to exceed twelve months’ salary, depending on his length of tenure with the Company. A copy of the severance agreement is attached hereto as Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits

(c) Exhibits

10.1     Severance Agreement dated June 12, 2005, between the Company and Ron Eckhardt.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: July 7, 2005	/s/ Paul Grinberg —————————————— Paul Grinberg Executive Vice President, Chief Financial Officer and Treasurer

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